[Graphic Omitted]
    [NUMBER]                                                        [SHARES]
                  INCORPORATED UNDER THE LAWS OF THE STATE OF
                                     NEVADA


                             MENTOR PROMOTIONS, INC.

The Corporation is authorized to issue 25,000,000 Common Shares Par Value $0.001 each

                                  SPECIMEN
This Certifies that ___________________________________________  is the owner of
_______________________________________________________________   fully paid and
non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated____________________


--------------------------------------------------------------------------------